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                                                                   EXHIBIT 23(H)

                          CONSENT OF DIRECTOR DESIGNEE

     The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, to the references to him in the SUMMARY and under the caption "THE MERGER -- Management and Operations After the Merger" in the Joint Proxy Statement -- Prospectus included in this registration statement.

                                               /S/ WILLIAM M. CROZIER, JR.
                                          ......................................
                                                 WILLIAM M. CROZIER, JR.

Boston, Massachusetts
March 15, 1996